UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2010

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 28, 2010, DaVita Inc. (the “Company”) received a subpoena from the Dallas office of the Department of Health and Human Services, Office of Inspector General. The subpoena relates to a civil investigation that was previously disclosed by the Company during its earnings call on April 27, 2010, and in its quarterly report on Form 10-Q for the period ended March 31, 2010. The subpoena covers the period from January 1, 2005, through the present, and seeks production of a wide range of documents relating to the Company’s operations, including documents related to, among other things, financial relationships with physicians and joint ventures. The subject matter of this subpoena overlaps with the subject matter of the previously disclosed investigation being conducted by the United States Attorney’s Office for the Eastern District of Missouri in St. Louis, which was initiated in March 2005, and has been quiet since the Company’s last document production in December 2009. The Company intends to meet with representatives of the government to discuss the scope of the subpoena and the production of responsive documents. The Company intends to cooperate with the government’s investigation. To the knowledge of the Company, no proceedings have been initiated against the Company at this time, although it is not possible to predict whether or when proceedings might be initiated or when these matters may be resolved. Any negative findings could result in substantial financial penalties against the Company, exclusion from future participation in the Medicare and Medicaid programs, and criminal penalties.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 4, 2010, announcing the registrant’s receipt of subpoena on May 28, 2010.

This Form 8-K and the attached Exhibit are furnished to comply with Item 8.01 of Form 8-K. Neither this Form 8-K nor the attached Exhibit are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Form 8-K nor the attached Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: June 4, 2010	By:	/S/ KIM M. RIVERA
Kim M. Rivera
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 4, 2010, announcing the registrant’s receipt of subpoena on May 28, 2010.

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